                  NEWS RELEASE

FOR INFORMATION CONTACT:                                           EXHIBIT 99.1

GLIMCHER REALTY TRUST
150 E. GAY STREET
COLUMBUS, OHIO 43215
WWW.GLIMCHER.COM

Michael P. Glimcher          William G. Cornely             Melinda A. Janik
President                    Exec. V.P., COO                Sr. V.P., CFO
michael@glimcher.com         bcornely@glimcher.com          mjanik@glimcher.com
(614) 887-5606               (614) 887-5614                 (614) 887-5610


FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 30, 2003

GLIMCHER REALTY TRUST REPORTS SECOND QUARTER RESULTS


                 QUARTERLY REVENUES INCREASE 16% TO $71 MILLION

COLUMBUS, OH - JULY 30, 2003 - GLIMCHER REALTY TRUST, (NYSE: GRT), one of the country's premier retail REITs, today reported results for its second quarter and six months ended June 30, 2003 consistent with the revised guidance issued by the Company on July 10, 2003. Funds From Operations ("FFO") was $9.8 million or $0.26 per diluted common share for the second quarter and $31.0 million or $0.82 per diluted common share for the first six months of 2003. FFO was $20.1 million or $0.59 per diluted common share and $40.0 million or $1.18 per diluted common share for the comparable quarter and six months of 2002. FFO is an industry standard for evaluating operating performance defined as net income, plus real restate depreciation, less gains or losses from sales of depreciable property, discontinued operations, extraordinary items and the cumulative effect of accounting changes.

Revenues in the quarter increased 16% to $70.8 million from $61.0 million in the second quarter of 2002 due to the inclusion of revenues for five malls reported as joint ventures in the second quarter of 2002. This revenue gain was partially offset by decreased community center revenues due to asset sales and anchor tenant bankruptcies, and reduced revenue from tenant reimbursements.

Additional bad debt reserves of $7.9 million or $0.21 per diluted common share were recorded in the second quarter for prior years' estimated recoveries of common area maintenance (CAM), taxes and insurance and for other past due receivables owed by bankrupt companies or other troubled tenants.

 "Although the quarter was a difficult one for us, we have addressed the causes and are enhancing processes and making changes in personnel and procedures to help prevent a reoccurrence of these issues" said Michael P. Glimcher, President. "With the resolution of these issues, we can now refocus our efforts on generating growth in FFO."

-------------------------------------------------------------------------------
SUMMARY OF FINANCIAL RESULTS
(unaudited, dollars in thousands except per share amounts)

                                                     -------------------------------      -----------------------------
                                                     FOR THREE MONTHS ENDED JUNE 30,      FOR SIX MONTHS ENDED JUNE 30,
                                                     -------------------------------      -----------------------------
                                                          2003           2002                 2003            2002
                                                     ------------------------------------------------------------------
Revenues                                                $ 70,820       $ 60,996            $ 148,552      $   121,878
FFO                                                     $  9,848       $ 20,060            $  31,006      $    40,049
FFO per diluted common share                            $   0.26       $   0.59            $    0.82      $      1.18
Net income (loss) available to common shareholders      $ -3,927       $  3,146            $  -1,321      $     8,712
Net income (loss) available to common shareholders      $  -0.11       $   0.09            $   -0.04      $      0.26
   per diluted common share
-----------------------------------------------------------------------------------------------------------------------

SECOND QUARTER ADDITIONAL RESERVES

In the second quarter the Company recorded additional reserves for bad debts of $7.9 million or $0.21 per diluted common share. Included in the additional reserves is $4.6 million or $0.12 per diluted common share attributable to 2002 and 2001 estimated recoveries for CAM, taxes, and insurance at the Company's regional malls and community shopping centers. The determination of the recoveries of these expenses for prior years, and any required reserves, was completed in the second quarter as part of the annual calculation of final recovery billings for each tenant and had no impact on the Company's cash flow.

The remaining $3.3 million or $0.09 per diluted common share relates to past due receivables owed by bankrupt companies or other troubled tenants. The Company's policy is to record a regular provision for credit losses each quarter and assess the adequacy of the total reserve based on our historical collection and write-off experience and the current state of the retail sector. During the second quarter of 2003 Kmart announced the proposed settlement of unsecured claims in connection with their emergence from bankruptcy in April. The Company adjusted its allowance for bad debts attributable to Kmart receivables as well as its reserve for several other bankrupt companies and troubled tenants.

SECOND QUARTER AND YEAR TO DATE RESULTS

For the second quarter ended June 30, 2003, the Company reported FFO of $9.8 million or $0.26 per diluted common share, compared with $20.1 million or $0.59 per diluted common share for the second quarter of 2002. Net income available to common shareholders was a loss of $3.9 million or $0.11 per diluted common share for the quarter as compared to net income available to common shareholders of $3.1 million or $0.09 earnings per diluted common share for the comparable quarter in 2002.

Revenues in the quarter increased 16% to $70.8 million from the comparable period in 2002 primarily due to the inclusion of $13.0 million of revenues for five malls reported as joint ventures in the second quarter of 2002, offset by declining community center revenues of $569,000 due to asset sales and anchor tenant bankruptcies.

The decline in quarterly FFO per diluted common share and earnings per diluted common share on a year over year basis is attributable to the additional bad debt reserves, a $0.05 per diluted common share reduction in revenue from tenant reimbursements to adjust 2003 estimated recoveries of property operating expenses to 2002 actual recovery percentages, a $0.01 per diluted common share charge for the early extinguishment of a mortgage on Lloyd Center and dilution resulting from stock option exercises in the second quarter. At June 30, 2003 the Company's debt to market capitalization was 53.5% as compared to 57.9% at December 31, 2002.

Comparable mall store occupancy at June 30, 2003 increased to 89.9% from 86.8% at June 30, 2002, and comparable mall store average rents decreased to $23.13 per square foot from $23.25 per square foot, respectively. The Company realized declines during the quarter in same store revenue and net operating income of 1.1% and 1.8%, respectively, in the regional mall portfolio due primarily to the anchor vacancies.

For the six months ended June 30, 2003 and 2002, FFO was $31.0 million or $0.82 per diluted common share and $40.0 million or $1.18 per diluted common share, respectively. The Company reported a loss of $1.3 million or $0.04 per diluted common share for the six months ended June 30, 2003 as compared to net income of $8.7 million or earnings per diluted common share of $0.26 for the comparable period in 2002. The declines in FFO and net income on a year over year basis are attributable to the incremental reserves recorded in the 2003 second quarter.

OUTLOOK

The Company expects FFO for 2003 to be in the range of $ 2.10 to $2.15 per diluted common share. This guidance incorporates actual results for the first six months and assumes no acquisitions or additional asset sales in 2003.
      2.   Dividend Performance

For the second quarter of 2003, the Company declared a cash dividend of $0.4808 per common share, which was paid on July 15, 2003, to common shareholders of record as of June 30, 2003. The cash dividend is equivalent to $1.9232 on an annualized basis. The Company also paid a cash dividend of $0.578125 on its 9.25% Series B Preferred Shares on July 15, 2003, to shareholders of record on June 30, 2003. On an annualized basis, this is the equivalent of $2.3125 per preferred share.

SECOND QUARTER CONFERENCE CALL

Glimcher's second quarter investor conference call is scheduled for 11 a.m. ET on July 31, 2003. Those wishing to join this call may do so by calling
888.879.9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition, and development of enclosed regional and super-regional malls and community shopping centers. At June 30, 2003, the Company's mall portfolio gross leasable area (GLA) totaled 19.8 million square feet. Additionally, the community center and single tenant portfolio totaled 5.4 million square feet. Glimcher owns or has a joint venture interest in a total of 70 properties in 22 states aggregating 25.2 million square feet of GLA.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure to close loan refinancings, the failure of the Company to make additional investments in regional mall properties and to fully recover tenant recoveries for CAM, taxes and other property expenses, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Supplemental Information Available

Supplemental information is available on the Company's web site or by calling 614.887.5613.
                          (a)
                                   (b)   VISIT GLIMCHER AT www.glimcher.com

                           FINANCIAL TABLES FOLLOW...

                                                          GLIMCHER REALTY TRUST

                                                                          ADD 4
                              GLIMCHER REALTY TRUST
                                OPERATING RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                                          JUNE 30,
                                                                                -----------------------------
                                                                                  2003                 2002
                                                                                --------             --------
Total revenues                                                                  $ 70,820             $ 60,996
Total expenses                                                                    54,257               38,007
                                                                                --------             --------
Operating income                                                                  16,563               22,989
Interest expense, net                                                             19,589               21,095

Equity in income (loss) of unconsolidated entities                                   580                  603

Gain on sale of assets                                                             2,156                 --
                                                                                --------             --------
Income (loss) before minority interest in operating partnership

     and discontinued operations                                                    (290)               2,497

                                                                                --------             --------

Minority interest in operating partnershp                                           (365)                 312
                                                                                --------             --------
Income from continuing operations
                                                                                      75                2,185
Discontinued operations:

     Gain (loss) on sales of properties and properties held for sale                  47                 (434)

     Income (loss) from operations                                                (1,090)               4,353
                                                                                --------             --------
Net Income (loss)
                                                                                    (968)               6,104

Less:  Preferred stock dividends                                                   2,959                2,958
                                                                                --------             --------
Net income (loss) available to common shareholders                              $ (3,927)            $  3,146
                                                                                ========             ========

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON
SHAREHOLDERS TO FUNDS FROM OPERATIONS
  Net income (loss) available to common shareholders                            $ (3,927)            $  3,146
  Real estate depreciation and amortization                                       15,450               14,010

  Share of joint venture real estate depreciation and amortization                   893                2,158

  Minority interest in operating partnership                                        (365)                 312

  (Gain) loss on sale of properties and assets                                    (2,203)                 434
                                                                                --------             --------
  Funds from Operation                                                          $  9,848             $ 20,060
                                                                                ========             ========

  Weighted average common shares outstanding - basic                              34,533               30,627
  Weighted average common shares outstanding - diluted                            38,244               34,068

-------------------------------------------------------------------------------------------------------------

Earnings per share from continuing operations - basic                           $  (0.09)            $  (0.02)
Discontinued operations                                                         $  (0.02)            $   0.12
Earnings per share - basic                                                      $  (0.11)            $   0.10

Earnings per share from continuing operations - diluted                         $  (0.08)            $  (0.02)
Discontinued operations                                                         $  (0.03)            $   0.11
Earnings per share - diluted                                                    $  (0.11)            $   0.09
Funds from operations per share - diluted                                       $   0.26             $   0.59


                                                        GLIMCHER REALTY TRUST
                                                                        ADD 5

                              GLIMCHER REALTY TRUST
                                OPERATING RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                      SIX MONTHS ENDED
                                                                                           JUNE 30,
                                                                                -------------------------------
                                                                                  2003                  2002
                                                                                ---------             ---------
Total revenues                                                                  $ 148,552             $ 121,878
Total expenses                                                                    105,980                75,654
                                                                                ---------             ---------
Operating income                                                                   42,572                46,224
Interest expense, net                                                              38,683                43,615

Equity in income (loss) of unconsolidated entities                                  1,389                 1,240

Gain on sale of assets                                                              2,156                  --
                                                                                ---------             ---------
Income (loss) before minority interest in operating partnership
     and discontinued operations                                                    7,434                 3,849


Minority interest in operating partnershp                                            (122)                  876
                                                                                ---------             ---------
Income from continuing operations
                                                                                    7,556                 2,973
Discontinued operations:

     Gain (loss) on sales of properties and properties held for sale               (2,060)                2,436

     Income (loss) from operations                                                   (900)                9,220
                                                                                ---------             ---------
Net Income (loss)                                                                  14,629
                                                                                                          4,596

Less:  Preferred stock dividends                                                    5,917                 5,917
                                                                                ---------             ---------
Net income (loss) available to common shareholders                              $  (1,321)            $   8,712
                                                                                =========             =========

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON
SHAREHOLDERS TO FUNDS FROM OPERATIONS
  Net income (loss) available to common shareholders                            $  (1,321)            $   8,712
  Real estate depreciation and amortization                                        30,617                28,668

  Share of joint venture real estate depreciation and amortization                  1,928                 4,229

  Minority interest in operating partnership                                         (122)                  876

  (Gain) loss on sale of properties and assets                                        (96)               (2,436)
                                                                                ---------             ---------
  Funds from Operation                                                          $  31,006             $  40,049
                                                                                =========             =========

  Weighted average common shares outstanding - basic                               34,435                30,421
  Weighted average common shares outstanding - diluted                             38,028                33,875
---------------------------------------------------------------------------------------------------------------

Earnings per share from continuing operations - basic                           $    0.05             $   (0.10)
Discontinued operations                                                         $   (0.09)            $    0.39
Earnings per share - basic                                                      $   (0.04)            $    0.29

Earnings per share from continuing operations - diluted                         $    0.04             $   (0.09)
Discontinued operations                                                         $   (0.08)            $    0.35
Earnings per share - diluted                                                    $   (0.04)            $    0.26
Funds from operations per share - diluted                                       $    0.82             $    1.18

                                                         GLIMCHER REALTY TRUST
                                                                         ADD 6

                              GLIMCHER REALTY TRUST
                       SELECTED BALANCE SHEET INFORMATION
                (IN THOUSANDS, EXCEPT PERCENTAGES AND BASE RENTS)


                                                                  JUNE 30,          DECEMBER 31,
                                                                    2003                2002
                                                                 -----------        -----------
 Investment in real estate, net                                  $ 1,489,414        $ 1,493,130
 Total assets                                                    $ 1,619,809        $ 1,632,433
 Mortgage notes and other notes payable                          $ 1,126,411        $ 1,095,930
 Debt to market capitalization                                         53.5%              57.9%

-------------------------------------------------------------------------------

                                                              JUNE 30,          JUNE 30,
                                                                2003              2002
                                                              -------           -------
 OCCUPANCY:

              Mall Anchors                                       92.8%             94.7%
              Mall Stores                                        89.9%             86.8%
              Total Mall Portfolio                               91.7%             91.8%

              Community Center Anchors                           74.4%             87.4%
              Community Center Stores                            80.6%             83.9%
              Single Tenant Retail Properties                   100.0%            100.0%
              Total Community Center Portfolio                   76.6%             87.0%
              Comparable Community Center Portfolio              76.6%             86.7%

 AVERAGE BASE RENTS:

              Mall Anchors                                    $   5.46          $   5.39
              Mall Stores - Total Portfolio                   $  23.13          $  23.25

              Community Center Anchors                        $   5.08          $   4.78
              Community Center Stores                         $   9.66          $   9.80
              Single Tenant Retail Properties                 $   6.47          $   6.51
              Total Community Center Portfolio                $   6.32          $   5.97
              Comparable Community Center Portfolio           $   6.32          $   5.93



                                       ###